Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 15, 2019, with respect to the consolidated financial statements of NetComm Wireless Limited for the year ended June 30, 2018, included in this Current Report on Form 8-K of Casa Systems, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statement of Casa Systems, Inc. on Form S-8 (Form 333-222073).

/s/ GRANT THORNTON AUDIT PTY LTD

Sydney, Australia

September 13, 2019